                                                                     Exhibit 3.2


                           AMENDED AND RESTATED BYLAWS

                                       OF

                        WEST COAST REALTY INVESTORS, INC.





                                      TABLE

                                   OF CONTENTS

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
                                                                                           Page
                                                                                           ----
ARTICLE I DEFINITIONS........................................................................1
        1.1    Name..........................................................................1
        1.2    Nature of Company.............................................................1
        1.3    Definitions...................................................................1

ARTICLE II OFFICES...........................................................................9
        2.1    Principal Office..............................................................9
        2.2    Other Offices.................................................................9

ARTICLE III MEETINGS OF SHAREHOLDERS.........................................................9
        3.1    Place of Meetings.............................................................9
        3.2    Annual Meetings...............................................................9
        3.3    Special Meetings and Notice Thereof..........................................11
        3.4    Adjourned Meetings and Notice Thereof........................................12
        3.5    Voting at Meetings of Shareholders...........................................12
        3.6    Quorum.......................................................................12
        3.7    Waiver of Notice.............................................................13
        3.8    Proxies......................................................................13
        3.9    Inspectors of Election.......................................................14

ARTICLE IV DIRECTORS........................................................................15
        4.1    Powers.......................................................................15
        4.2    Number and Qualification of Directors........................................15
        4.3    Election and Term of Office..................................................15
        4.4    Vacancies....................................................................15
        4.5    Place of Meeting.............................................................16
        4.6    Annual Meeting...............................................................17
        4.7    Special Meetings.............................................................17
        4.8    Adjournment..................................................................18
        4.9    Notice of Adjournment........................................................18
        4.10   Entry of Notice..............................................................18
        4.11   Waiver of Notice.............................................................18
        4.12   Quorum.......................................................................18
        4.13   Fees and Compensation........................................................19
        4.14   Action without Meeting.......................................................19
        4.15   Intentionally Omitted........................................................19
        4.16   Qualification and Removal of Directors for Cause.............................19
        4.17   Removal of Director without Cause............................................20
        4.18   Experience of Directors......................................................20

ARTICLE V OFFICERS..........................................................................20
        5.1    Officers.....................................................................20
        5.2    Election.....................................................................20

        5.3    Subordinate Officers.........................................................20
        5.4    Removal and Resignation......................................................21
        5.5    Vacancies....................................................................21
        5.6    Chairman of the Board........................................................21
        5.7    President....................................................................21
        5.8    Vice Presidents..............................................................22
        5.9    Secretary....................................................................22
        5.10   Assistant Secretaries........................................................23
        5.11   Treasurer....................................................................23
        5.12   Assistant Financial Officers.................................................24

ARTICLE VI SHARES OF STOCK..................................................................24
        6.1    Registered Ownership, Share Certificates and Shares in "Uncertificated"
               Form.........................................................................24
        6.2    Transfer of Shares...........................................................25
        6.3    Shareholders' Disclosures:  Redemption of Shares.............................26
        6.4    Right to Refuse to Transfer Shares...........................................27
        6.5    Limitation on Acquisition of Shares..........................................28
        6.6    Lost, Stolen or Destroyed Certificates.......................................29
        6.7    Dividends; Dividend Record Date and Closing Stock Books......................30
        6.8    Suitability of Shareholders..................................................31
        6.9    Dividend Reinvestment Plan...................................................33

ARTICLE VII Intentionally omitted...........................................................34

ARTICLE VIII INVESTMENT POLICY..............................................................34
        8.1    General Statement of Policy..................................................34
        8.2    Other Invested Assets........................................................35
        8.3    Restrictions.................................................................36

ARTICLE IX LIABILITY OF DIRECTORS,  SHAREHOLDERS AND OFFICERS AND OTHER MATTERS.............43
        9.1    Exculpation of Directors. Officers and Others................................43
        9.2    Actions Involving, Directors, Officers, Employees or Affiliates..............43
        9.3    Actions Involving Agents.....................................................45
        9.4    Determination of Right to Indemnification in Certain Instances...............45
        9.5    Successful Defense...........................................................46
        9.6    Insurance....................................................................47
        9.7    Subsidiaries of Company......................................................47
        9.8    Right of Directors, Officers and Others to Own Shares or other
               Property and to Engage in Other Business.....................................47
        9.9    Transactions Between the Company and Affiliated Persons......................48
        9.10   Restriction of Duties and Liabilities........................................49
        9.11   Persons Dealing with Directors or Officers...................................49
        9.12   Reliance.....................................................................50
        9.13   Income Tax Status............................................................50

ARTICLE X MISCELLANEOUS.....................................................................51
        10.1   Inspection of Bylaws.........................................................51
        10.2   Books, Records, Accountings and Reports......................................51



                                      -ii-

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        10.3   Checks, Drafts, Etc. ........................................................52
        10.4   Execution of Contracts, Etc. ................................................52
        10.5   Representation of Shares of Other Corporations...............................53
        10.6   Annual Report................................................................53
        10.7   Quarterly Reports............................................................54
        10.8   Other Reports................................................................54
        10.9   Provisions of the Company in Conflict with Law or Regulation.................54

ARTICLE XI AMENDMENTS TO BYLAWS.............................................................55
        11.1   Power of Shareholders........................................................55
        11.2   Power of Directors...........................................................56
        11.3   Amendments with Respect to ERISA.............................................56

                                                                     Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                        WEST COAST REALTY INVESTORS, INC.

                                    ARTICLE I

                                   DEFINITIONS

        1.1 Name. The name of the corporation is "WEST COAST REALTY INVESTORS, INC.," and is referred to herein as the "Company." As far as practicable and except as otherwise provided in the Organizational Documents, the Directors shall manage the business and conduct affairs of the Company, execute all documents, and sue or be sued in the name of West Coast Realty Investors, Inc. If the Directors determine that the use of that name is not practicable, legal, or convenient, they may use another designation or adopt another name under which the Company may hold property or conduct its activities.

        1.2 Nature of Company. The Company is a corporation organized under the laws of the State of Delaware. The Company shall carry on business as a "real estate investment trust" (hereinafter called "REIT").

        1.3 Definitions. For purposes of these Bylaws, the following terms shall have the respective meanings set forth below in this Section 1.3 unless the context requires otherwise. In these Bylaws, words in the singular number include the plural, and words in the plural number include the singular.

                "Acquisition Expenses." All expenses including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

                "Acquisition Fees." The total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development, or construction of a Property by the Company, including any real estate commission, selection fee, Development Fee, Construction Fee, non-recurring management fee, loan fees or points, or any fee of a similar nature, however designated, but not to include any Development Fees or Construction Fees paid to persons not affiliated with the sponsor in connection with the actual development and construction of a project.

                "Affiliate." An Affiliate of another Person includes any of the following (a) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (b) any person directly or indirectly owning, controlling or holding with power to vote 100 or more of the outstanding voting securities of such other Person, (c) any executive officer, director, trustee or general partner of such other Person, (d) any legal entity for which such Person acts as an officer, director, trustee or partner, and (e) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person.

                "Annual Meeting of Shareholders." The Annual Meeting as described in Section 3.2 below.

                "Annual Report." The Annual Report (described in Section 10.6, below) shall contain financial statements prepared in accordance with generally accepted accounting principles which are audited and reported upon by independent certified public accountants.

                "Appraisal." The value of, as of the date of the Appraisal of real property in its existing state or in a state to be created, as determined by an Independent Expert. The Directors may in good faith rely on a previous Appraisal made on behalf of other Persons, provided, (a) it meets these standards and was made in connection with an investment in which the Company acquires an entire or participating interest, or (b) it was prepared not earlier than two years prior to the acquisition by the Company of its interest in the real property. In appraising Properties, appraisers may take into consideration each of the specific terms and conditions of a purchase, including any leaseback or other guarantee arrangement. An Appraisal may not necessarily represent the cash value of the Property but may consider the value of the income stream from the Property plus discounted value of the fee interest, and other terms of the purchase.

                "Average Invested Assets." The average of the aggregate book value, for any period, of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves. Average Invested Assets is computed by taking the average of such values at the end of each month during such period.

                "Bylaws." These Bylaws and all amendments, restatements, or modifications thereof. References in these Bylaws to "herein," "hereof," and "hereunder" shall be deemed to refer to these Bylaws and shall not be limited to the particular text, article, or section in which such words appear.

                "Code." The Internal Revenue Code of 1986, as amended.

                "Competitive Commission." The real estate or brokerage commission paid for the purchase or sale of a Property which is reasonable, customary and competitive in light of the size, type and location of the Property.

                "Construction Fee." A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Company's Property.

                "Development Fee." A fee for the packaging of the Company's Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific Property, either initially or at a later date.

                "Directors." As of any particular time, the members of the board of directors of the Company holding office at such time.

                "Independent Expert." A Person with no material current or prior business or personal relationship with the Directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

                "Invested Assets." For any fiscal quarter the total assets (other than intangibles) of the Company valued at cost before deducting depreciation or other noncash reserves, less liabilities. Invested Assets is computed by taking the average of such values at the end of each month during such quarter.

                "Net Income." For any period, the total revenues applicable to such period, less expenses applicable to such period, other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.

                "Operating Expenses." The aggregate annual expenses of every character paid or incurred by the Company as determined in accordance with generally accepted accounting principles, as determined by independent accountants selected by the Directors, excluding, however, the following: (a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit accounting, underwriting, brokerage, listing, registration and other fees, printing and such other expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's securities; (b) interest (i.e., the cost of money borrowed by the Company); (c) taxes on income, taxes and assessments on real property and all other taxes applicable to the Company; (d) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of Property, and other expenses connected with the acquiring, financing, refinancing, disposing of, maintaining, managing and owning real estate equity interests, mortgage loans, or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property); and (e) non-cash expenditures (including depreciation, amortization and bad debt reserve).

                "Organization and Offering Expenses." All expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the company's securities for registration and subsequently offering and distributing them to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

                "Organization Documents." The Certificate of Incorporation and the Bylaws of the Company.

                "Person." Any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

                "Property" or "Properties." All properties or any interest in a property acquired directly or indirectly by the Company, including any direct or indirect investment in any interest in land, leasehold interests, buildings, structures, improvements, fixtures, equipment and furnishings in connection with land, and rights or interests in land, whether equity or debt, or any entity, partnership or venture whose principal purpose is to make any such investment or investments. Reference to a "Property" shall be to any one of them.

                "Prospectus." The meaning given to that term by Section 2(10) of the Securities Act of 1933, including a preliminary Prospectus; provided, however, that such term as used herein shall also include an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933, as amended, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

                "Purchase Price." The amount actually paid or allocated to the purchase, development, construction or improvement of a Property exclusive of Acquisition Fees and Acquisition Expenses.

                "Real Estate Investment Trust" or "REIT." A real estate investment trust, as defined in Part II, Subchapter M of Chapter 1 (Sections 856-860) of the Code.

                "Rollup." A transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Rollup Entity. Such term does not include (a) a transaction involving securities of the Company that have been listed for at least twelve months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System or (b) a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following (i) the Shareholders' voting rights, (ii) the term of existence of the Company, or (iii) the Company's investment objectives.

                "Rollup Entity." A partnership, REIT, corporation, trust or other entity that will be created or would survive after the successful completion of a proposed Rollup transaction.

                "Shares." Shares of common stock of the Company.

                "Shareholders." The beneficial holders of the Company's Shares.

                "Sponsor." Any person directly or indirectly instrumental in organizing the Company, wholly or in part, or who will manage or participate in the management of the Company and its Affiliates. "Sponsor" does not include any unaffiliated person whose only relationship with the Company is that of an independent property manager receiving compensation from the Company as such, and unaffiliated third parties such as attorneys, tax preparers, accountants and underwriters whose only compensation from the Company is for the professional services rendered in connection with the offering of the Company's securities or the operations of the Company. A person may also be a Sponsor of the Company by (a) taking the initiative directly or indirectly in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other persons, (b) receiving a material participation in the Company in connection with the founding or organization of the business of the Company in consideration of services or property or both services and property, (c) having a substantial number of relationships and contacts with the Company, (d) possession significant rights to control the Company's properties, (e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (f) providing goods or services to the Company on a basis which was not negotiated at arms' length with the Company.

                "Unimproved Real Property." The real property of the Company which has the following three characteristics: (a) An equity interest in real property which was not acquired for the purpose of producing rental or other operating income; (b) Has no development or construction in process on such land; and (c) No development or construction on such land is planned in good faith to commence on such land within one year.

                "Value." For the purposes of calculating maximum indebtedness pursuant to Section 8.3(d) herein, the Value of a single Property shall be the greater of:

                (a)     The original purchase price; or

                (b) The fair market value, as determined by the Company's Board of Directors.


                The Board of Directors may use outside appraisals to assist it in determining fair market value, but is under no obligation to do so.

                                   ARTICLE II

                                     OFFICES

        2.1 Principal Office. The principal office for the transaction of the business of the Company is hereby fixed and located at 5933 West Century Boulevard, Ninth Floor, Los Angeles, California.

                The Board of Directors is hereby granted full power and authority to change said principal office from one location to another within or without the State of Delaware.

        2.2 Other Offices. The Board of Directors may establish branch or subordinate offices at any time at any place or places as the Board of Directors may from time to time determine or as the business of the Company may require.

                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS

        3.1 Place of Meetings. All annual and all other meetings of shareholders shall be held at the principal office of the Company, or at any other place within or without the State of Delaware which may be designated by the Board of Directors, pursuant to authority hereinafter granted to said board.

        3.2 Annual Meetings.

        (a) Time of Holding. The Annual Meetings of Shareholders shall be held on the first Tuesday in June of each year, commencing in June of 1990, at 10:00 a.m., or such other date as is fixed by the Directors; provided, however, that should that day fall on a legal holiday, then any such Annual Meeting of Shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. The Company's Annual Report shall be delivered to Shareholders within 30 days prior to the date of the Annual Meetings and the Company's Directors shall take reasonable action to insure such delivery. At such meetings, Directors shall be elected, reports of the affairs of the Company shall be considered, and any other business that is within the powers of the Shareholders may be transacted.

        (b) Notice. Written notice of each Annual Meeting shall be given to each Shareholder of record entitled to vote, either personally or by first-class mail or other means of written communication, charges prepaid, addressed to such Shareholder at his address appearing on the books of the Company or given by him to the Company for the purpose of notice, except if notice need not be given. pursuant to Section 230(b) of the Delaware General Corporation Law. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. All such notices shall be sent to each Shareholder entitled thereto not less than 15 days nor more than 60 days before each Annual Meeting, shall specify the place, the day, and the hour of that meeting and those matters that the Board of Directors at the time of the notice intends to present for action by the Shareholders.

        (c) Affidavit of Notice. An affidavit of the mailing or other means of giving any notice of any Shareholders, meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Company giving the notice, and shall be filed and maintained in the minute book of the Company.

        3.3 Special Meetings and Notice Thereof.

        (a) How Called. Special meetings of the Shareholders for any purpose whatsoever may be called at any time by the Chief Executive Officer, President or the Chairman of the Board, by a majority of the Directors, by a majority of the Directors, or by Shareholders holding an aggregate of not less than 10% of the outstanding Shares of the Company. If a meeting is called by any Person or Persons other than the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, a request shall be made in writing, specifying the specific nature of the business proposed to be transacted and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, or the Secretary of the Company. The officer receiving the request shall cause notice to be given to the Shareholders entitled to vote in accordance with the provisions of this Article III within 10 days of the request. Any special meeting will be held at the time requested by the Person or Persons calling the meeting, not less than 15 nor more than 60 days after the receipt of the request. If the notice is not given within 10 days after receipt of the request, the Person or Persons requesting the meeting may give the notice. Nothing contained in this Section 3.3(a) shall be construed as a limiting, fixing, or affecting the time when a meeting of Shareholders called by action of the Board of Directors may be held.

        (b) Notice. Unless otherwise provided in Title 8 of the Delaware Corporation Law, notice of a special meeting shall be given in the same manner as for Annual Meetings of Shareholders. Notices of any special meeting shall specify, in addition to the place, date and hour of such meeting, the purpose or purposes for which the special meeting is called and that no other business may be transacted at the special meeting.

        3.4 Adjourned Meetings and Notice Thereof. Whether or not a quorum is present, any annual or special Shareholders meeting may be adjourned from time to time by the Chairman of the meeting. In the absence of a quorum no other business may be transacted at such meeting, however.

                It shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken, provided, however, that if any annual or special Shareholders' meeting is adjourned for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of a special meeting.

        3.5 Voting at Meetings of Shareholders. Subject to the right of the Board of Directors to provide otherwise, only persons in whose name Shares entitled to vote are registered on the stock records of the Company on the record date, or if no record date is designated on the day immediately preceding the date upon which notice of any meeting of Shareholders is given, as provided in this Article, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any Shares on the books of the Company after such record date; provided, however, such record date shall not be more than sixty (60) days nor less than ten (10) days prior to such meeting.

        3.6 Quorum. The presence in person or by proxy of a majority of the Shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. Except as provided in the next sentence, the affirmative vote of a majority of the Shares represented and voting at a duly held meeting at which a quorum is present shall be an act of the Shareholders, unless a vote of a greater number is required by the Certificate of Incorporation or these Bylaws. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the Shares required to constitute a quorum.

        3.7 Waiver of Notice. Anything herein to the contrary notwithstanding, notice of any meeting of Shareholders need not be given to any Shareholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such written waivers shall be filed with the Company's records or made a part of the minutes of the meeting.

        3.8 Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent, provided that no such proxy shall be valid after the expiration of 36 months from the date of its execution unless the person executing it specifies therein the length of time for which such proxy is to continue in force.

                A proxy shall be deemed signed if the Shareholder's name is placed on the proxy in writing by the Shareholder or the Shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the Person executing it before the vote pursuant to that proxy by (1) a writing delivered to the Company stating that the proxy is revoked, (2) execution of a subsequent proxy,
(3) attendance
at the meeting and voting in person, or (4) transfer of the Shares represented by the proxy to a transferee who becomes a Shareholder of record prior to the record date established for the vote. Such validly executed proxy otherwise may be revoked by written notice of the death or incapacity of the maker of that proxy received by the Company before the vote pursuant to that proxy is counted.

        3.9 Inspectors of Election. Before any meeting of Shareholders, the Board of Directors may appoint any Persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any Shareholder or a Shareholder's proxy shall, appoint inspectors of election at the meting. The number of inspectors shall be one or three. If inspectors are appointed at a meeting on the request of one or more Shareholders or proxies, the holders of a majority of Shares or their proxies present at the meeting shall determine the precise number of inspectors to be appointed. If any Person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any Shareholder or a Shareholder's proxy shall, appoint a Person to fill that vacancy.

                These inspectors shall: (a) Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) Receive votes, ballots, or consents; (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) Count and tabulate all votes, ballots or consents; (e) Determine when the polls shall close; (f) Determine the result; and (g) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

                                   ARTICLE IV

                                    DIRECTORS

        4.1 Powers. Subject to limitations of the Certificate of Incorporation, the Bylaws, and the Delaware Corporation Law relating to action required to be authorized or approved by the Shareholders or the outstanding Shares, and subject to the duties of Directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Board of Directors.

        4.2 Number and Qualification of Directors. The authorized number of Directors may be increased or decreased by the Directors or Shareholders, but shall be not less than three (3) nor more than seven (7).

        4.3 Election and Term of Office. The Directors shall be elected at each Annual Meeting of Shareholders. All Directors shall hold office until the first annual meeting of the Shareholders or until their respective successors are elected and qualified.

        4.4 Vacancies. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors (even if less than a quorum) or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the Shares entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding Shares entitled to vote. Each Director so elected shall hold office until his successor is elected at an Annual or a special meeting of the Shareholders.

                A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation, or removal of any Director, if the authorized number of Directors is increased, or if the Shareholders fail to elect the authorized number of Directors to be voted for at any meeting at which any Director or Directors are elected.

                Any Director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors. The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled' by the Directors.

                If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

                No reduction in the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

        4.5 Place of Meeting. Regular meetings of the Board of Directors shall be held at any place which has been designated from time to time by the Chairman of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the Company. Special meetings of the Board may be held either at a place so designated or at the principal office. Special meetings of any committee established hereunder shall be held at any place designated by the Chairman of the committee or all members of the committee or at the principal office. Members of the Board and any such committee may participate in a meeting through use of conference telephone or similar communication equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting by means of the above described procedure shall constitute presence in person at such meeting.

        4.6 Annual Meeting. Unless the Board of Directors decides otherwise, it shall hold a regular meeting for the purpose of election of officers and the transaction of other business immediately following each Annual Meeting of Shareholders. Notice of that meeting is hereby dispensed with.

        4.7 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, the Vice President, the Secretary, or any two Directors. Special meetings of any committee established hereunder may be called by the Chairman of the Board or any two members of that committee.

                Written notice of the time and place of special meetings of the Board of Directors, or any committee established hereunder, shall be delivered personally to the Directors or committee members or sent to each Director or committee member by mail or by other form of written communication, charges prepaid, addressed to him at his address as it appears upon the records of the Company or, if that address is not so shown or is not readily ascertainable, at the place in which the meetings of Directors are regularly held. If that notice is mailed, it shall be deposited in the United States mail in the location of the Company's principal office at least 4 days before the meeting. If that notice is delivered personally or telegraphed, it shall be so delivered or deposited with the telegraph company at least 48 hours before the meeting in the case of a meeting of the Board of Directors, or at least 24 hours before the meeting in the case of a committee meeting. In addition to the written notice pursuant to this paragraph, notice of meetings of committees established hereunder may also be given orally by the Chairman of the Board or President, either personally or by telephone, at least 24 hours before the meeting. Any such mailing, telegraphing, delivery, or oral communication shall be due, legal, and personal notice to such Director.

        4.8 Adjournment. Irrespective of whether they constitute a quorum, a majority of the Directors present may adjourn any Directors, meeting to another time and place.

        4.9 Notice of Adjournment. If a meeting is adjourned for more than 24 hours, before the time of reconvening the adjourned meeting, notice thereof shall be given to the Directors who were not present at the time of adjournment. Such notice shall be given pursuant to Section 4.7.

        4.10 Entry of Notice. Whenever any Director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of that special meeting was given to such Director as required by law and the Bylaws of the Company.

        4.11 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed and wherever held, shall be as valid as though conducted at a meeting duly held after regular call and notice if a quorum is present and if either before or after the meeting each of the Directors not present signs a written waiver of notice of or consent to holding the meeting or' an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        4.12 Quorum. Except to adjourn as hereinabove provided, a majority of the authorized number of Directors or number of members of any committee established hereunder, as the case may be, shall be necessary to constitute a quorum for the transaction of business. Every act or decision of a majority of the Directors or committee members at a meeting duly held at which a quorum is present shall be regarded as an act of the Board of Directors unless a greater number is required by law or by the any of the organizational Documents. However, a. meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of

Directors or committee members, provided that unless otherwise expressly permitted by these Bylaws, any action taken under those circumstances must be approved by at least a majority of the required quorum for such meeting.

        4.13 Fees and Compensation. The Directors shall be entitled to receive such reasonable compensation for their services as Directors may fix or determine from time to time. The Directors shall also be entitled to receive remuneration either directly or indirectly for services rendered to the Company in any other capacity. Such services may include, without limitation, services as an officer of the Company, legal, accounting, or other professional services, or services as a broker, transfer agent, or underwriter, whether performed by a Director or any person affiliated with a Director.

        4.14 Action without Meeting. Any action required or permitted to be taken by the Board of Directors under the Delaware Corporation Law may be taken without a meeting if all members of the Board individually or collectively consent in writing to such action. Any such consent or consents shall be filed with the minutes of the meetings of the Board.

        4.15 Intentionally Omitted

        4.16 Qualification and Removal of Directors for Cause. A Director who has been declared of unsound mind by an order of court, or who has pled guilty or nolo contendere to or been convicted of a felony involving moral turpitude shall not be qualified to be a Director and the Board of Directors may declare vacant the office of a Director who is so disqualified.

        4.17 Removal of Director without Cause. Any or all Directors may be removed without cause if their removal is approved by the affirmative vote of a majority of the outstanding Shares entitled to vote. Any reduction of the authorized number of Directors shall not operate to remove any Director prior to the expiration of such Director's term of office.

        4.18 Experience of Directors. A Director shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Directors shall have three years of relevant real estate experience.

                                    ARTICLE V

                                    OFFICERS

        5.1 Officers. The officers of the Company shall be a chairman of the Board, a President, a Secretary, a Chief Financial Officer (Treasurer), and such other officers with such titles and duties as may be appointed in accordance with the provisions of Section 5.3 hereof. Any number of offices may be held by the same person.

        5.2 Election. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 hereof, shall be chosen annually by the Board of Directors, and each shall hold his office until he resigns, is removed, is otherwise disqualified to serve, or his successor is elected and qualified.

        5.3 Subordinate Officers. The Board of Directors may appoint such other officers as the Company's business requires, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

        5.4 Removal and Resignation. A majority of Directors may remove any officer with or without cause at any regular or special meeting of the Board.

                Any officer may resign at any time by giving written notice to the Company's Board of Directors, Chairman, President or Secretary. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein. Unless otherwise specified therein, the acceptance of such a resignation shall not be necessary to make it effective.

        5.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

        5.6 Chairman of the Board. The Chairman of the Board shall be the Chief Executive officer of the Company, and, if present, preside at all meetings of the Board of Directors and Shareholders and exercise and perform all such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by the Bylaws. He shall be an ex-officio member of all standing committees of the Board.

        5.7 President. Subject to the Board of Directors and the supervisory powers of the Chairman of the Board, the President shall have general supervision, direction and control of the business of the Company. He shall preside at meetings of the Shareholders or at meetings of the Board of Directors if the Chairman is absent. He shall have general powers and duties of management, together with such other powers and duties as may be prescribed by the Board of Directors.

        5.8 Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and shall perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

        5.9 Secretary. The Secretary shall keep a book of minutes at the Company's principal place of business or at such other place of business as the Directors may order. These minutes shall record the proceedings of Director and Shareholder meetings and shall set forth the following items with respect to each such meeting: its time and place; its quality as regular or special; the manner of notice given; for Director meetings, the names of those present; for Shareholder meetings, the number of Shares present, or represented; and, for special meetings, the manner in which authorized.

                The Secretary shall keep a Stock Ledger or duplicate thereof at the Company's principal office or at the office of the Company's transfer agent. This Stock Ledger shall set forth the names of the Shareholders in alphabetical order and their addresses, the number and classes of Shares held by each (whether in certificate or "unissued certificate" form), the number and the date of certificates issued for the same, if any, and the number and date of cancellation of every certificate surrendered for cancellation.

                The Secretary shall give notice of all the meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law, shall keep the seal of the Company in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

        5.10 Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretaries in order of their rank as fixed by the Board of Directors or, if not ranked, the Assistant Secretary designated by the Board of Directors, shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to, all the restrictions upon the Secretary. The Assistant Secretaries shall have such other powers and shall perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

        5.11 Treasurer. The Chief Financial Officer shall be the Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and Shares.

                The Treasurer shall deposit all moneys. and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Board of Directors. He shall be responsible for the proper disbursement of the Company's funds as may be ordered by the Board of Directors and shall render to the Chairman or Directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Company. The Treasurer shall prepare a proper annual budget of income and expenses for each calendar year, revised quarterly, for approval of or revision by the Board of Directors, and shall be responsible for the handling of finances in connection therewith. He shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors. He shall see that all officers signing checks and all offices and employees handling cash, are, if required by the Board of Directors, bonded in such amounts as may be fixed from time to time by the Board of Directors.

        5.12 Assistant Financial Officers. In the absence of or disability of the Treasurer, the Assistant Financial Officers in order of their rank or, if not ranked, the Assistant Financial officer designated by the Board of Directors, shall perform all the duties of the Treasurer and, when so acting, shall have the powers of and be subject to, all the restrictions upon the Treasurer. The Assistant Financial Officer shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

                                   ARTICLE VI

                                 SHARES OF STOCK

        6.1 Registered Ownership, Share Certificates and Shares in "Uncertificated" Form. Shares shall be certificated and transferred in accordance with these Bylaws, but need not be certificated unless the Shareholder elects to have Share certificates issued to him. The Persons in whose names certificates or Shares in "uncertificated" form are registered on the records of the Company shall be deemed the absolute owners of the Shares represented thereby for all purposes of the Company. However, nothing herein shall preclude the Directors or officers or their agents and representatives from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Company, the Directors shall not be affected by any notice of such transfer, either actual or constructive. The receipt by the Person in whose name any Shares are registered on Company records by his duly authorized agent or, if such Shares are so registered in the names of more than one Person, the receipt of any one of those Persons or duly authorized agent thereof shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of those Shares and from all liability to see the application thereof. The certificates of Shares shall be in such form consistent with the Certificate of Incorporation and the laws of the State of Delaware as shall be approved by the Board of Directors. All such certificates shall be signed by the Chairman of the Board, the President, or a vice President and by the Treasurer, an Assistant Financial Officer, the Secretary, or any Assistant Secretary, certifying the number of Shares and the class or series of Shares owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile.

        6.2 Transfer of Shares. Subject to the provisions of law and of Sections 6.3, 6.4, and 6.5 hereof, Shares shall be transferable on the records of the Company only by the record holder thereof or by his duly authorized agent. Such transfers will only be made upon delivery to the Directors or a transfer agent of (i) the certificate or certificates therefor (unless held in "uncertificated" form, in which case an executed stock power duly guaranteed must be delivered), properly endorsed or accompanied by duly executed instruments of transfer, and
(ii) all necessary documentary stamps together with such evidence of the genuineness of each endorsement, execution, or authorization and of other matters as the Directors or such transfer agent may reasonably require. Upon such delivery, the transfer shall be recorded in the records of the Company, and, if requested, a new certificate for the Shares so transferred shall be issued to the transferee. In case of a transfer of only a part of the Shares represented by any certificate or account, a new certificate or statement of account for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and, if requested, shall receive a new certificate therefor upon delivery to the Directors or a transfer agent of (i) instruments and other evidence required by the Directors or the transfer agent to demonstrate such entitlement, (ii) the existing certificate or appropriate instrument of transfer if held in "uncertificated" form for such Shares, and
(iii) necessary releases and authorizations from applicable governmental authorities. Nothing in these Bylaws shall impose upon the Directors or a transfer agent a duty to, or limit their rights to, inquire into adverse claims.

        6.3 Shareholders' Disclosures: Redemption of Shares. The Shareholders shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of the Shares as the Directors deem necessary to comply with the provisions of the Internal Revenue Code and the regulations thereunder as the same shall be from time to time amended, or to comply with the requirements of any other taxing authority. If the Directors shall at any time and in good faith be of the opinion that direct or indirect ownership of Shares of the Company has or may become concentrated to an extent that the Company is disqualified as or is in danger of being disqualified as a REIT under the REIT Provisions of the Internal Revenue Code, the Directors shall have the power by lot or other means deemed equitable by them to prevent the transfer of and/or call for redemption a number of such Shares sufficient in the opinion of the Directors to remove that danger of disqualification or to maintain or bring the direct or indirect ownership of Shares of the Company into conformity with the requirements for such a REIT. The redemption price shall be
(i) the last reported sale price of the Shares on the last business day prior to the redemption date on the principal national securities exchange on which the Shares are listed or admitted to trading, or (ii) if the Shares are not so listed or admitted to trading, the average of the highest bid and lowest asked prices on such last business day as reported by the NASDAQ, National Quotation Bureau Incorporated or a similar organization selected by the Company for such purpose, or (iii) if not determined as aforesaid, as determined in good faith by the Directors. From and after the date fixed for redemption by the

Directors, the holder of any Shares so called for redemption shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Shares, excepting only to the right to payment of the redemption price fixed as aforesaid. For the purpose of this Section 6.3, the term "individual" shall be construed as provided in Section 542(a)(2) of the Internal Revenue Code or any successor provisions and "ownership" of Shares shall be determined as provided in Section 544 of the Internal Revenue Code or any successor provision.

                If the total Shares held by any Shareholder is less than 100, the Company may at its election redeem those Shares at a redemption price determined under the principles set forth in the preceding paragraph of this
Section 6.3.

        6.4 Right to Refuse to Transfer Shares. Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Company, the Directors may require a statement or affidavit from each Shareholder or transferee in a proposed transfer of Shares or warrants or similar rights to purchase Shares, including without limitation (i) any proposed exercise of warrants or similar rights to purchase Shares; and (ii) any proposed conversion of a convertible security into Shares setting forth the number of Shares (and warrants, rights or options to purchase Shares) already owned by him and any related Person specified in the form prescribed by the Directors for that purpose. If, in the opinion of the Directors, which shall be conclusive upon any proposed transferor or proposed transferee of Shares, any such proposed transfer or exercise would jeopardize the status of the Company as a REIT under the Internal Revenue Code as now enacted or as hereafter amended, or place the Company in jeopardy of having its assets treated as "plan assets" under ERISA, the Directors may refuse to permit such transfer or exercise. Any attempted transfer or exercise as to which the Directors have refused their permission shall be void and of no effect to transfer any legal or beneficial interest in the

Shares. All contracts for the sale or other transfer or exercise of Shares shall be subject to this provision.

        6.5 Limitation on Acquisition of Shares.


        (a) Subject to the provisions of Section 6.5(b), no person may own in excess of 9.9 percent of the total outstanding Shares, and no Shares shall be transferred or issued to any person if, following such transfer, such person's direct or indirect ownership of Shares would exceed this limit. For the purpose of this Section 6.5, ownership of Shares shall be computed in accordance with Internal Revenue Code Sections 542(a) and 544.

        (b) If Shares are purportedly acquired by any person in violation of this Section 6.5, such acquisition shall be valid only to the extent it does not result in a violation of this Section 6.5, and such acquisition shall be null and void with respect to the excess ("Excess Shares"). Excess Shares shall be deemed to have been acquired and to be held on behalf of the Company, and, as the equivalent of Treasury Shares for such purpose, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends, interest, or any other distribution.

        (c) This Section 6.5 shall apply to the acquisition of Shares only after conclusion of the Company's initial public offering of its Shares and by means other than through the Company's Dividend Reinvestment Plan and a Shareholder will not be required to dispose of Excess shares acquired prior to the conclusion of that offering. So long as any person so holds more than 9.9 percent of the outstanding Shares, a lower percentage limit may be established by the Directors to the extent necessary to assure, to the extent possible, that no five persons own more than 50 percent of the outstanding Shares.

        (d) The Company shall, if deemed necessary or desirable to implement the provisions of this Section 6.5, include on the face or back of each Share certificate issued by the Company an appropriate legend referring the holder of such certificate to the restrictions contained in this Section 6.5 and stating that the complete text of this Section 6.5 is on file with the Secretary of the Company at the Company's offices.

        (e) Nothing herein contained shall limit the ability of the Directors to impose, or to seek judicial or other imposition of, additional restrictions if deemed necessary or advisable to protect the Company and the interests of its Shareholders by preservation of the Company's status as a qualified real estate investment trust under the Internal Revenue Code.

        (f) If any provision of this Section 6.5 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and the other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

        (g) For purposes of this Section 6.5, "Shares" means the Shares of the Company as defined in these Bylaws, and also includes any debt securities of the Company that are convertible into Shares.

        6.6 Lost, Stolen or Destroyed Certificates. The holder of any Shares shall immediately notify the Company of any loss, stealing of or destruction of the certificate therefor, and the Company may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, upon approval of the Board of Directors. As a condition to authorizing the issue of such new certificate, the Board may in its discretion require the owner of the lost, stolen or destroyed certificate or his legal representative to make proof satisfactory to the Board of Directors of the loss, stealing thereof or destruction thereof and to give the Company a bond or other security, in such amount and with such surety or sureties as the Board of Directors may determine, as indemnity against any claim that may be made against the Company on account of any such certificate so alleged to have been lost, stolen or destroyed.

        6.7 Dividends; Dividend Record Date and Closing Stock Books.

        (a) Declaration of Dividend. The Company will, to the extent possible, declare dividends on a monthly basis, in such amounts as the Directors determine, based upon the cash flow of the Properties, the operations of the Company and its financial condition.

        (b) Record Date. In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholder entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        (c) Dividends in Kind. Dividends in kind shall not be permitted, except for: (i) Dividends of readily marketable securities; (ii) Dividends of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets; or (iii) Dividends of in-kind property which meet all of the following conditions: (A) The

Directors advise each Shareholder of the risks associated with direct ownership of the property, (B) The Directors offer each Shareholder the election of receiving in-kind property distributions, (C) The Directors distribute in-kind property only to those Shareholders who accept the Directors offer.

        6.8 Suitability of Shareholders. If the Directors determine that there is not likely to be a substantial and active secondary trading market for the Shares, the following suitability standards for purchase of the Company's Shares shall be proposed and implemented unless a state blue sky administrator determines that such suitability standards may be higher or lower:

        (a) Income and Net Worth Standards.

                (i) Shareholders shall have: (A) a minimum annual gross income of $45,000 and a minimum Net worth of $45,000; or (B) a minimum Net Worth of $150,000.

                (ii) Net Worth shall be determined exclusive of home, home furnishings, and automobiles.

        (b) Fiduciary Accounts. In the case of sales to fiduciary accounts, these minimum standards shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary.

        (c) Information in Prospectus. The Directors shall set forth in the final Prospectus:

                (i) the investment objections of the Company; (ii) a description of the type of Person who might benefit from an investment in the Company; and (iii) the minimum standards imposed on each Shareholder in the Company.

                (d) Determination that Sale to Shareholder is Suitable and Appropriate.

                (i) The Director and each Person selling Shares on behalf of the Director or Company shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Shareholder.

                (ii) In making this determination, the Director or each Person selling Shares on behalf of the Director or Company shall ascertain that the prospective Shareholder: (A) meets the minimum income and net worth standards established for the Company; (B) can reasonably benefit from the Company based on the prospective Shareholder's overall investment objectives and portfolio structure; (C) is able to bear the economic risk of the investment based on the prospective Shareholder's overall financial situation; and (D) has apparent understanding of the fundamental risks of the investment; the risk that the Shareholder may lose the entire investment; the lack of liquidity of the Company's Shares; the restrictions on transferability of the Company's Shares; the background and qualification of the Director ; and the tax consequences of the investment.

                (iii) The Sponsor or each Person selling Shares on behalf of the Sponsor or the company will make this determination on the basis of information it has obtained from a prospective Shareholder. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, Net Worth, financial situation, and other investments of the prospective Shareholder, as well as any other pertinent factors.

                (iv) The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Shareholder. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain these records for at least six years.

                (v) The Sponsor shall disclose in the final Prospectus the responsibility of the Sponsor and each Person selling Shares on behalf of the Sponsor or the Company to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Shareholder, based on information provided by the Shareholder regarding the Shareholder's financial situation and investment objectives.

        6.9 Dividend Reinvestment Plan. The Company may provide for a Dividend Reinvestment Plan provided all material information regarding the distribution to the Shareholder and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to the Shareholder at least annually and each Shareholder participating in the plan shall have a reasonable opportunity to withdraw from the plan at least annually after receipt of said information.

                                   ARTICLE VII

                              INTENTIONALLY OMITTED

                                  ARTICLE VIII

                                INVESTMENT POLICY

        8.1 General Statement of Policy. To the extent funds are not fully invested in real property as described below, the Directors may invest the Company Assets in investments described in Section 8.2 hereof. Otherwise, the Directors shall invest the major portion of the Company's Assets in equity ownership interests in residential, industrial, retail and commercial income-producing real estate; these investments shall ordinarily be made in connection with properties having income-producing capabilities. The Directors may also participate in investments with other investors, including investors who have the same investment policies.

                The net proceeds of any offering of the Company's shares of Common Stock (less reserves and except for interim investments) will be initially invested primarily in residential, retail, commercial and industrial income-producing real property (directly or through joint ventures permitted hereunder). Properties may be purchased on an all cash basis, or the Company may finance a portion of the purchase price of a property through existing debt on the property, seller financing, third-party financing, or any combination thereof. The Company may finance improvements or additions to any property by borrowing and, if necessary to protect or enhance the Company's investment in a property, may use funds from the sale of other properties or from any other source for such purposes. The Company may finance a property, refinance existing indebtedness or acquire additional mortgage debt on that property, or joint-venture that property with affiliates or otherwise.

                If a sale of a Property occurs, the net proceeds of the sale of such investment property may be reinvested. All or part of the proceeds of any Property sold may be distributed to the Shareholders.

                The Directors shall endeavor to invest the Company's assets in accordance with the investment policies set forth in this Article VIII. However, the failure so to invest those assets shall not affect the validity of any investment made or action taken by the Directors.

                The general purpose of the Company is to seek income that qualifies under the REIT Provisions of the Internal Revenue Code. At such time as it is in the best interest of the Shareholders to do so, the Directors intend to make investments in such a manner as to comply with the requirements of the REIT Provisions of the Internal Revenue Code with respect to the composition of the Company's investments and the derivation of its income; provided, however, that no Director, officer, employee, agent, investment advisor, or independent contractor of the Company shall be liable for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from conduct determined to be deliberately fraudulent, a knowing violation of law or willful misconduct; and provided, further, that during the period of time that the Company's portfolio of equity investments is being developed, the Company's Invested Assets may be invested in investments that generate income that does not qualify under the REIT Provisions of the Internal Revenue Code.

        8.2 Other Invested Assets. To the extent that the Company has assets not otherwise invested in accordance with Section 8.1, the Directors may invest such assets in: (a) obligations of and obligations guaranteed by the United States Government or any agencies or political subdivisions thereof; (b) obligations of and or guaranteed by any state, territory, or possession of the United States of America or any agencies or political subdivisions thereof;
(c) banker's acceptances and evidences of deposits in or obligations of banking institutions, state and federal savings and loan associations, and savings institutions that are members of the Federal Deposit Insurance Corporation or of the Federal Home Loan Bank System; (d) participations in pools of mortgages or bonds and notes (such as Federal Home Loan Mortgage Corporation participation certificates and Government National Mortgage Association and Federal National Mortgage Association modified pass-through certificates), and (e) other short-term investment securities and money market funds.

        8.3 Restrictions. The Company shall not:

        (a) invest in (i) commodities or commodity futures contracts; (ii) short sales; or (iii) any equity security of any non-governmental issue, including other real estate investment trusts or limited partnerships for a period in excess of 18 months except upon unanimous vote of the Directors.

        (b) invest more than 10% of its total assets in unimproved real property or mortgage loans on unimproved real property;

        (c) Invest in contracts for the sale of real estate;

        (d) incur indebtedness such that the Company's aggregate indebtedness exceeds 65% of the aggregated Value of real property owned by the Company. Should aggregate indebtedness exceed 65% of aggregated Value of real property owned by the Company due to a reduction in fair market value from a previous determination by the Board of Directors, there shall not be a required adjustment in borrowing levels until a property is purchased or refinanced. The total amount of secured indebtedness encumbering one or more Properties shall not exceed 80% of the total Value of the Property or Properties in question; provided, however, this policy limitation does not preclude the use of cross-collateralization provisions that may result in a single Property securing indebtedness attributable to multiple Properties; provided further, however, this policy limitation does not prohibit the acquisition of a Property subject to, or with the assumption of, any existing encumbrances where the total principal balance of such encumbrances is an amount less than or equal to 85% of the Value of such Property (where, for purposes hereof, the Value shall be deemed to include the value of improvements to be made to such Property by the Company after such acquisition).

        (e) Invest in or make mortgage loans unless an Appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of the Directors so determine, and in all cases in which the transaction is with the Directors, Sponsor or Affiliates thereof, such an Appraisal must be obtained from an independent Expert concerning the underlying property. This Appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any Shareholder. In addition to the Appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained.

Further, the Directors shall observe the following policies in connection with investing in or making mortgage loans: (i) the Company shall not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by Appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company," shall include all interest (excluding contingent participating in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred, interest on each loan exceeds 5% per annum of the principal balance of the loan; and, (ii) the Company shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Directors or any Affiliate of the Company.

        (f) other than issuance to investors in connection with a public offering of the Company's Shares, issue options or warrants to purchase Shares at exercise prices less than their fair market value or for a noncash consideration that in the judgment of the Directors has a market value less than the value of the Shares on the date of grant of the options or warrants.

        (g) except as provided in Section 6.3 of these Bylaws, repurchase any shares or issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

        (h) purchase any property if the total Acquisition Fees and Acquisition Expenses paid by any Person with respect to the transaction exceeds 6% of the Purchase Price; notwithstanding the foregoing, a majority of the Directors not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

        (i) in connection with its purchase of any Property, (A) encumber, with one or more new (but not existing) loans, such Property in an amount greater than 80% of the Purchase Price thereof, or (B) acquire such Property subject to, or with assumption of, any existing encumbrances where the total principal balance of such encumbrances is an amount greater than 85% of the Purchase Price of such Property (where, for purposes hereof, the Purchase Price shall be deemed to include the value of improvements to be made to such Property by the Company after such acquisition).

        (j) issue debt securities to the public unless the historical debt services coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to properly service that higher level of debt.

        (k) pay any real estate commission on the resale of Property, unless, if a Director or any Affiliate provides a substantial amount of the services in the effort to sell the property of the Company, then that Person may receive up to one-half of the brokerage commission paid but in no event to exceed an amount equal to 3% of the contracted for sales price. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Commission or an amount equal to 6% of the contracted for sales price.

        (l) pay any incentive fees unless an interest in the gain from the sale of assets of the Company, for which full consideration is not paid in cash or property of equivalent value, shall be allowed provided the amount or percentage of such interest is reasonable. Such an interest in gain from the sale of the Company's assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Shareholders, in the aggregate, of an amount equal to 100% of the original issue price of the Company, plus an amount at least equal to 6% of the original issue price of the Company's shares per annum cumulative. For purposes of this Section 8.3(l), the original issue price of the

Company's Shares may be reduced by prior cash distributions to Shareholders of net proceeds from the sale of the Company's assets.

        (m) purchase property from the Sponsor, Director, or any Affiliate thereof, unless a majority of Directors not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Sponsor, Director or any Affiliate thereof, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value.

        (n) make sales or leases to the Sponsor, Directors or any Affiliate, unless such sales or leases are approved by a majority of Directors, not otherwise interested in such transaction, as being fair and reasonable to the Company.

        (o) make loans to the Sponsor, Director or any Affiliate thereof.

        (p) borrow money from the Sponsor, or any Affiliate thereof, unless a majority of Directors not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

        (q) permit the Company to participate in a Rollup Transaction unless:

                (i) in connection with a Rollup an Appraisal of all the Company's assets shall be obtained from an Independent Expert ("Appraiser"). If the Appraisal will be included in a prospectus used to offer securities of a Rollup Entity, the Appraisal shall be filed with the Securities and Exchange Commission and the states in which the Company's securities are offered as an exhibit to the Registration Statement for such offering. Accordingly, the Company agrees that if it uses an Appraisal in a Rollup transaction, it shall be subject to liability for violation of Section 11 of the Securities Act of 1933, as amended, and comparable provisions under state laws for any material misrepresentations or material omissions in the Appraisal. The Company's assets shall be appraised on a consistent basis. The Appraisal shall be based on an evaluation of all relevant information and shall include the value of the Company's assets as of a date immediately prior to the announcement of the proposed Rollup. The Appraisal shall assume an orderly liquidation of the Company's assets over a twelve month period. The terms of the engagement of the Appraiser shall clearly state that the engagement is for, the benefit of the Company and its Limited Partners. A summary of the independent Appraisal, including all material assumptions underlying the Appraisal shall be included in a report to the Shareholders in connection with a proposed Rollup.

                (ii) In connection with a proposed Rollup, the person sponsoring the Rollup shall offer the Shareholders who vote "no" on the proposal the choice of (A) accepting the securities of the Rollup Entity offered in the proposed Rollup or (B) one of the following: (1) remaining as Shareholders in the Company and preserving their interests therein on the same terms and conditions as existed previously or (2) receiving cash in an amount equal to the Shareholders' pro rata share of the appraised value of the net assets of the Company.

                (iii) Shareholders have democracy rights in the Rollup Entity which are not less than those provided in the organizational Documents. If the Rollup Entity is a corporation, the voting rights of the Shareholders shall correspond to the voting rights provided for in the Company's Organizational Documents to the greatest extent possible.

                (iv) Provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Rollup Entity (except to the extent necessary to preserve the tax status of the Rollup Entity) are excluded. The Company shall not participate in any proposed Rollup which would limit the ability of a Shareholder to exercise the voting rights of its securities of the Rollup Entity on the basis of the number of Company Shares held by that Shareholder.

                (v) Shareholders' rights of access to the records of the Rollup Entity will not be less than those provided for in Section 10.2 herein.

                (vi) Any of the costs of the transaction would not be borne by the Company if the Rollup is not approved by the Shareholders.

        (r) Issue options or warrants to purchase its Shares to a Director or any Affiliate thereof except on the same terms as such options or warrants are sold to the general public. The Company may issue options or warrants to persons not so connected with the Company but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the Directors, has a market value less than the value of such option on the date of grant. Options or warrants issuable to the Directors, or any Affiliate thereof shall not exceed an amount equal to 10% of the outstanding Shares of the Company on the date of grant of any options or warrants.

        (s) Issue Shares on a deferred payment basis or other similar arrangement.

                                   ARTICLE IX

                             LIABILITY OF DIRECTORS,
                   SHAREHOLDERS AND OFFICERS AND OTHER MATTERS

        9.1 Exculpation of Directors. Officers and Others. The Directors are required to perform their duties with respect to the Company's business in good faith, in a manner reasonably believed by the Directors to be in, or not opposed to, the best interests of the Company, and with such care, including reasonable inquiry, as an ordinary prudent Person in a like position would use under similar circumstances. A Director who performs his duties in accordance with the foregoing standards shall not be liable to any person for failure to discharge his obligations as a Director.

                The Company's officers, employees, and other agents are also required to act in good faith, in a manner believed by them to be in the best interests of the Company, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances, in handling its affairs. An officer, employee, or other agent who performs his duties in accordance with the foregoing standards shall not be liable to any person for failure to discharge his obligations as an officer, employee or agent.

        9.2 Actions Involving, Directors, Officers, Employees or Affiliates.

        (a) The Company shall not provide for indemnification of the Directors or Affiliates for any liability or loss suffered by the Directors or Affiliates, nor shall it provide that the Directors or Affiliates be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

                The Directors or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, (ii) The Directors or Affiliates were acting on behalf of or performing services for the Company, (iii) Such liability or loss was not the result of negligence or misconduct by the Directors, excluding Affiliates,
(iv) Such indemnification or agreement to hold harmless is recoverable only out of the Company's assets and not from Shareholders,

        (b) Notwithstanding anything to the contrary contained in Section 9.2, the Directors or Affiliates and any persons acting as a broker-dealer shall not be indemnified by the Company for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met (i) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, (iii) A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

        (c) The advancement of the Company's funds to the Directors or Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) The legal action is initiated by third party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement, (iii) The Directors or Affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Directors or Affiliates are found not be entitled to indemnification.

        9.3 Actions Involving Agents. The Company may indemnify any person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Company), or who is threatened to be made such a party, or otherwise becomes involved, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Company) by reason of the fact that he is agent of the Company, or is or was serving at the request of the Company as an agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, all to the full extent permitted by law and these Bylaws, except that no indemnity shall be paid to any agent where such indemnity would not be available to a Director under the standards contained in Section 9.2.

        9.4 Determination of Right to Indemnification in Certain Instances.

        (a) Any indemnification under Section 9.2 (unless ordered by a court) shall be made by the Company unless a determination is reasonably and promptly made that indemnification of the Director, officer or employee is not proper in the circumstances because he has not satisfied the conditions set forth in such Section 9.2. Such determination shall be made
(i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the Shareholders; provided, that no such determination shall preclude an action brought in an appropriate court to challenge such determination.

        (b) Any indemnification under Section 9.3 (unless ordered by a court) shall be made by the Company (i) if the agent seeking indemnification has entered into an indemnification agreement with the Company, in accordance with the terms of that indemnity contract, or (ii) if the agent seeking indemnification has not entered into an indemnification agreement, only as authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 9.2. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) is such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

        9.5 Successful Defense. Notwithstanding any other provision of this
Article IX, to the extent that a Director, officer, employee or agent of the Company has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in
Section 9.2 or 9.3, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        9.6 Insurance. The Board shall have the power to cause the Company to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.

        9.7 Subsidiaries of Company. For the purposes of this Article IX; (a) any officer, Director, employee or agent of the Company who shall serve as an officer, trustee, employee or agent indirectly, is or was a stockholder or creditor, or in which the Company, directly or indirectly, is or was a stockholder or creditor, or in which the Company is or was in any way interpreted, or (b) any officer, Director, employee or agent of any subsidiary corporation venture, trust or other enterprise wholly owned by the Company, shall be deemed to be serving as such Director, officer, employee or agent at the request of the Company, unless the Board shall determined otherwise. In all instances where any person shall serve as a Director, officer, employee or agent of another corporation, joint venture, trust or other enterprises of which the Company is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such Director, officer, employee or agent at the request of the Company, the Board may determine whether such service is or was at the request of the Company, and it shall not be necessary to show any actual or prior request for such service.

        9.8 Right of Directors, Officers and Others to Own Shares or other Property and to Engage in Other Business. Any Director, Affiliate, officer, employee or agent of the Company may acquire, own, hold, and dispose of Shares for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Director, officer, employee, or agent of the Company. Any Director, Affiliate, officer, employee, or agent of the Company may have personal business interests and may engage in personal business activities; these interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of others, of interests in mortgages, interests in real property including, but not limited to, real property investments presented to and rejected by the Company, or interests in Persons engaged in real estate business. Any Director, officer, employee, or agent of the Company may (a) be interested as director, officer, director, stockholder, partner, member, advisor, or employee of or otherwise have a direct or indirect interest in any Person who may be engaged to render advice or services to the Company, and (b) receive compensation from such Person as well as compensation as Director, Affiliate, officer, or otherwise hereunder. None of these activities shall be deemed to conflict with his duties and powers as Director, officer, employee, or agent. Any Director, Affiliate, officer, employee, or agent of the Company may engage with or for others in business activities of types conducted by the Company and shall not have any obligation to present to the Company any investment opportunities which come to them other than in their capacities as directors, officers, employees, or agents, regardless of whether those opportunities are within the Company's investment policies. Notwithstanding the foregoing, each Director shall disclose to the Company any interest he has in any investment opportunity presented to the Company and any such interest known by him to be held by any person of which he is an Affiliate.

        9.9 Transactions Between the Company and Affiliated Persons In the absence of fraud, except as prohibited by these Bylaws, a contract, act, or other transaction that is between the Company and any other Person or in which the Company is otherwise interested shall be valid even though (a) one or more Directors or Company officers are directly or indirectly interested in or connected with, or are trustees, partners, directors, officers or retired officers of, such other Person, or (b) one or more Directors or Company officers, individually or jointly with others, are a party or are parties to, directly or indirectly interested in, or otherwise connected with, such contract, act, or transaction. No Director or officer shall be under any disability from or have any liability as a result of entering into any such contract, act, or transaction unless he is aware of the conflict or relationship, provided that (i) such interest or connection is disclosed or known to the Directors and thereafter the Directors authorize such contract, act, or other transaction by vote sufficient for such purpose by an affirmative vote of a majority of the Directors not so interested, (ii) such interest or connection is disclosed or known to the Shareholders, and thereafter such contract, act, or transaction is approved by the Shareholders, or (iii) such contract, act or transaction is fair and reasonable to the Company at the time it is authorized by the Directors or by the shareholders.

        9.10 Restriction of Duties and Liabilities. The duties and liabilities of Shareholders, Directors, and Company officers shall in no event be greater than the duties and liabilities of shareholders, directors, and officers of any other Delaware corporation. The Shareholders, Directors, and Company officers shall in no event have any greater duties or liabilities than those imposed by applicable law.

        9.11 Persons Dealing with Directors or Officers. As to any Persons dealing in good faith with Directors or Company officers, any act of the Directors or officers purporting to be done in their capacity as such shall be conclusively deemed to be within the purposes of the Company and within the powers of the Directors and officers.

                The Directors may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name and on behalf of the Company and/or Directors.

                No Person dealing in good faith with the Directors or any of them or with the authorized officers, employees, agents, or representatives of the Company shall be bound to see to the application of any funds or property passing into their hands or control. The receipt by the Directors or any of them or by authorized officers, employees, agents, or representatives of the Company of moneys or other consideration shall be binding upon the Company.

        9.12 Reliance. The Directors and Company officers may consult with counsel and the advice or opinion of such counsel shall be full and complete personal protection to all of the Directors and officers in respect to any action taken or suffered by them in good faith and in reliance on and in accordance with such advice or opinion. in discharging their duties, Directors and Company officers, when acting in good faith, may rely upon financial statements of the Company represented to them to be correct by the Chairman or the officer of the Company having charge of its books of account or stated in a written report by an independent certified public accountant fairly to present the financial position of the Company. The Directors may rely, and shall be personally protected in acting, on any instrument or other document believed by them to be genuine.

        9.13 Income Tax Status. Anything to the contrary herein notwithstanding and without limitation of any rights of indemnification or non-liability of the Directors herein, the Directors by these Bylaws make no commitment or representation that the Company will qualify for the dividends paid deduction permitted by the Internal Revenue Code, and the rules and regulations thereunder pertaining to real estate investment trusts shall not render the Directors liable to the Shareholders or to any other person or in any manner operate to annul the Company.

                                    ARTICLE X

                                  MISCELLANEOUS

        10.1 Inspection of Bylaws. The Company shall keep at its principal office the original or a copy of the Bylaws and any amendments thereto certified by the Company's Secretary. Those Bylaws shall be open to inspection by Shareholders at all reasonable times during office hours.

        10.2 Books, Records, Accountings and Reports

        (a) Maintenance of Books and Records. Every Shareholder shall at all times, during normal business hours, have access to the records of the Company and may inspect and copy any of them. The Company shall keep at its principal place of business in Los Angeles the following Company documents:

                (i) An alphabetical list (which shall be updated at least quarterly to reflect changes in the information contained therein) of the full name and last known business or residence address and telephone number of each Shareholder, together with the number of Shares held by each of them (the "Shareholder List"); such list shall be available for inspection by any Shareholder or its designated agent at the home office upon the request of the Shareholder; the list shall be prepared on white paper in at least 10-point type;

        (b)    Delivery to a Shareholder and Inspection.

                (i) Upon the request of a Shareholder, the Company shall mail a copy of the Shareholder List to the requesting Shareholder, within 10 days of such request. A reasonable charge for copy work may be charged by the Company. The purposes for which a Shareholder may request a copy of such list include, without limitation, matters relating to the Shareholder voting rights and the exercise of Shareholders' rights under the federal proxy laws.

                (ii) If the Company neglects or refuses to exhibit, produce or mail a copy of the Shareholder List as requested pursuant to Section 10.2.(b)(i) of these Bylaws, the Company shall be liable to any Shareholder requesting such list for the costs, including attorneys' fees incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. The Company shall have available as a defense for the nonproduction of such list that the actual purpose and reason for the request for inspection or for copy of such list was to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof or for using the same for a commercial purpose other than in the interest of the Shareholder as a Shareholder relative to the affairs of the Company. The Company may require that Shareholders requesting the Shareholder List to represent that such list is not requested for a commercial purpose unrelated to the Shareholders' interest in the Company. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition to and shall not in any way limit other remedies available to Shareholders under federal law or the laws of any state.



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

        10.3 Checks, Drafts, Etc. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness that are issued in the name of or payable to the Company shall be signed or endorsed by such person or persons and in such manner as determined by resolution of the Board of Directors.

        10.4 Execution of Contracts, Etc. Except as otherwise provided herein, the Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Company. This authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

        10.5 Representation of Shares of Other Corporations. The Chairman or the President (or, in the event of his absence or inability to serve, any Vice President) and the Secretary or Assistant Secretary of the Company are authorized to vote, represent, and exercise on behalf of the Company all rights incidental to any and all interests of any other entity standing irk the name of the Company. The authority herein granted to said officers to vote or represent on behalf of the Company any and all such interests held by the Company may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

        10.6 Annual Report. Not later than 120 days after the close of the fiscal or calendar year, the Board of Directors of the Company shall cause to be sent to the Shareholders, an Annual Report. These reports shall also disclose the ratio of the cost of raising capital to the



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

capital raised during the year. Following the close of the Company's third fiscal year, the Annual Report shall also set forth the current value of the Company's real property based on annual Appraisals thereof, the Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income, a report from the Directors that the policies being followed by the Company are in the best interests of its Shareholders and the basis for such determination.

             The Company shall also separately state in its Annual Report disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, the Directors, sponsor and/or Affiliates thereof occurring during the fiscal year for which the report is given. The Directors must examine and comment regarding the fairness of such transactions in their annual report.

        10.7 Quarterly Reports. At least quarterly, the Directors shall send interim reports to the Shareholders having such form and content as the Directors deem proper.

        10.8 Other Reports. The Directors shall furnish the Shareholders at least annually with a statement in writing advising as to the source of dividends paid or distributions made by the Company. If the source thereof has not been determined, the communications shall so state; in that event a statement as to such source shall be sent to the Shareholders not later than sixty (60) days after the close of the fiscal year in which the distributions were made.

        10.9 Provisions of the Company in Conflict with Law or Regulation.

        (a) The provisions of these Bylaws are severable, and if the Directors shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting

Provisions") are either (i) in conflict with the REIT Provisions of the Code, or with other applicable laws and regulations, or (ii) place the Company in jeopardy of having its assets treated as "plan asset" under ERISA, the Conflicting Provisions shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination by the Directors shall not affect or impair any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted (including but not limited to the election of Directors) prior to such determination. A certification in recordable form signed by a majority of the Directors setting forth any such determination and reciting that it was duly adopted by the Directors, or a copy of these Bylaws, with the Conflicting Provisions removed pursuant to such determination, in recordable form, signed by a majority of the Directors, shall be conclusive evidence of such determination when lodged in the records of the Company. The Directors shall not be liable for failure to make any determination under this Section 10.9. Nothing in this Section 10.9 shall in any way limit or affect the right of the Directors to amend these Bylaws as provided in Section 11.2.

        (b) If any provisions of these Bylaws shall be held invalid or unenforceable, that invalidity or unenforceability shall attach only to those provisions and shall not in any manner affect or render invalid or unenforceable any other provision of these Bylaws, and these Bylaws shall be carried out as if any the invalid or unenforceable provisions were not contained herein.

                                   ARTICLE XI

                              AMENDMENTS TO BYLAWS

        11.1 Power of Shareholders. The Bylaws may be amended or repealed by the vote of the Shareholders entitled to exercise a majority of the voting power of the Company or by the written consent of a majority of such Shareholders, without the consent of the Directors;

provided, however, that (i) no amendment that would alter the provisions of
Article VIII regarding the investment policy of the Company may be made unless approved by the vote of a majority of the Shareholders, and (ii) no amendment that would change any rights with respect to any outstanding securities of the Company by reducing the amount payable thereon upon the Company's liquidation of the Company or by diminishing or eliminating any voting rights pertaining thereto may be made unless approved by the vote of shareholders holding two-thirds of the voting power of those securities.

        11.2 Power of Directors. The Directors shall have the power to alter, amend, or repeal a Bylaw or the Bylaws by the vote of a majority of the Directors given at any regular or special meeting of the Board of Directors called for said purpose; provided, however, that except as otherwise expressly provided herein, the Directors shall not have the power to amend the following provisions thereof without approval of a vote of the majority of the Shareholders present either in person or by proxy at a duly authorized meeting of the Shareholders: Sections 4.2, 4.3, 4.15, 4.18, Article VIII, Article IX,
11.1 and 11.2; and provided further, a majority of the Directors may, without the approval or consent of the Shareholders, adopt any amendment to the Bylaws which they in good faith determine to be necessary to conform the Bylaws with the requirements of the REIT provisions of the Code, the requirements imposed by the securities administrators of any state in which the Shares are being offered and any other applicable laws or regulations; and provided, further, that any action taken by the Directors under this Section 11.2 without the concurrence of Shareholders under Section 11.1 may only be taken with the affirmative approval of a majority of the Directors.

        11.3 Amendments with Respect to ERISA. Notwithstanding any other provision of these Bylaws, the Directors shall have the power to amend any portion of these Bylaws by the



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

vote of a majority of the Directors called for that purpose if in the opinion of the Directors that amendment is necessary to avoid the Company's assets being treated as "plan assets" under ERISA.


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